UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2009

PIKE ELECTRIC CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-32582	20-3112047
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Pike Way Mount Airy, NC	27030
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 789-2171

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On December 2, 2009, Pike Electric Corporation (the “Company”), initiated plans to implement cost restructuring measures in its distribution operations. The cost restructuring initiatives include reductions in headcount, pay levels and employee benefits in distribution operations and support services, and the disposition of excess fleet assets. The Company is making these changes in order to improve its efficiency and to better align its costs with the current operating environment.

While the majority of the cost restructuring initiatives noted above will be implemented by the end of the Company’s fiscal quarter ended December 31, 2009, the disposition of assets will continue over the next several quarters. The Company expects to record a pre-tax restructuring charge related to these measures of $9 million to $12 million in its fiscal quarter ended December 31, 2009. Approximately $1.0 million to $1.5 million of the charge is for severance and other termination benefits associated with the headcount reductions in distribution operations and support services, substantially all of which will be paid out by June 30, 2010. The remaining $8.0 million to $10.5 million of the charge is comprised of non-cash charges for the writedown of fleet and other assets.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIKE ELECTRIC CORPORATION

Date: December 8, 2009

By: /s/ Anthony Slater
Name: Anthony Slater
Title:   Executive Vice President &
            Chief Financial Officer